 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Apollo Strategic Growth Capital appearing in the Registration Statement on Form S-4, as amended (File No. 333-261820), filed with the SEC under Rule 424(b) under the Securities Act on May 5, 2022, and to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
August 11, 2022